Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
ROTTERDAM, Netherlands (Oct. 29, 2010) —
LyondellBasell Reports Third-Quarter 2010 Results
Highlights
•	Net income of $467 million; Earnings per share of $0.84

•	Third quarter EBITDA of $1,230 million, excluding $32 million non-cash Lower of Cost or Market (LCM) inventory charge; Year-to-Date EBITDA(R) of $3,273 million excluding non-cash LCM charges of $365 million(1)

•	Sales of $10,302 million, up 20% from the prior year

•	New York Stock Exchange listing completed; ticker symbols LYB and LYB.B

•	Solid operating performance with results near second quarter levels; combined global Olefins and Polyolefins results approximate second-quarter 2010 results
     LyondellBasell Industries (NYSE:LYB) today announced net income for the third quarter 2010 of $467 million, or $0.84 per share. Third quarter 2010 EBITDA was $1,230 million, excluding a $32 million non-cash LCM inventory charge.(1) Quarterly sales were $10,302 million. Comparisons with the prior quarter, third quarter 2009 and first nine months of 2009 are available in the following table.
Table 1 — Earnings Summary (a)

	Three months ended
	Sept. 30,	June 30,	Sept. 30,	Nine months ended Sept. 30
Millions of U.S. dollars (except where noted)	2010	2010 (b)	2009	2010 (c)	2009
Sales and other operating revenues	$10,302	$10,484	$8,612	$30,541	$22,011
Net income (loss) (d)	467	8,843	(651)	9,318	(2,021)
Earnings per diluted share (U.S. dollars)	0.84	N/A	N/A	N/A	N/A
Diluted share count (millions)	565	N/A	N/A	N/A	N/A
EBITDA(R) (e)	1,198	1,070	783	2,908	1,710
EBITDA(R) excluding LCM and other inventory valuation adjustments	1,230	1,403	803	3,273	1,819

(a)	For all periods prior to May 1, 2010, EBITDAR is calculated using a current cost inventory basis. For periods on and after May 1, 2010, net income and EBITDA are calculated using the LIFO (Last-In, First-Out) method of inventory accounting.

(b)	Results for the second quarter 2010 represent the combined predecessor (April 1, 2010 — April 30, 2010) and successor (May 1, 2010 — June 30, 2010) periods. The predecessor and successor periods are not necessarily comparable in all respects. See Table 8 and endnote (1) of this release.

(c)	Results for the first nine months of 2010 represent the combined predecessor (Jan. 1, 2010 - April 30, 2010) and successor (May 1, 2010 — Sept. 30, 2010) periods. The predecessor and successor periods are not necessarily comparable in all respects. See Table 8 and endnote (1) of this release.

(d)	Includes net income (loss) attributable to non-controlling interests. See Table 11.

(e)	See Table 9 for reconciliations of EBITDAR and EBITDA to net income.
LyondellBasell Industries
www.lyondellbasell.com

Table 2 — Charges (Benefits) Included in Net Income

	Three months ended
	Sept. 30,	June 30,	Sept. 30,	Nine months ended Sept. 30
Millions of dollars	2010	2010	2009	2010	2009
Pretax charges (benefits):
Charge/(benefit) — Reorganization items	$13	$169	$928	$(28)	$2,000
Gain on discharge of liabilities subject to compromise	—	(13,617)	—	(13,617)	—
Change in net assets resulting from application of fresh-start accounting	—	5,656	—	5,656	—
LCM and other inventory valuation adjustments	32	333	20	365	109
Unplanned maintenance at the Houston refinery	—	14	—	14	—
Warrants — mark to market	76	(17)		59	—
Charge related to dispute over environmental indemnity	64	—	—	64	—
Provision for income tax related to these items	(13)	(498)	(332)	(440)	(738)
After-tax effect of net charges (credits)	172	(7,960)	616	(7,927)	1,371
Effect on earnings per share	$0.30	N/A	N/A	N/A	N/A
     “We achieved excellent results in the third quarter as most of our segments performed very well,” said LyondellBasell Chief Executive Officer Jim Gallogly. “Globally, our Olefins & Polyolefins results were approximately equal to the strong results of the second quarter. As a result, we again generated significant cash during the quarter and further improved our liquidity. In early October, we completed our listing on the New York Stock Exchange, another milestone in the creation of the new LyondellBasell.”
OUTLOOK
     Commenting on the near-term outlook, Gallogly said, “Industry conditions have held up reasonably well during October. However, we expect to see the typical seasonal impacts in the Refining and Oxyfuels area as well as end-of-year holiday reduced sales to some customers. With these anticipated impacts, our outlook for the quarter is somewhat tempered compared to the strong second and third quarters.”
LYONDELLBASELL BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT
     LyondellBasell operates in five business segments: 1) Olefins & Polyolefins — Americas; 2) Olefins & Polyolefins — Europe, Asia, International; 3) Intermediates & Derivatives; 4) Refining & Oxyfuels; and 5) Technology.
Olefins & Polyolefins — Americas (O&P-Americas) — The primary products of this segment include ethylene, ethylene co-products (propylene, butadiene and benzene), polyethylene, polypropylene and Catalloy process resins.
Table 3 — O&P-Americas Financial Overview (a)

	Three months ended
	Sept. 30,	June 30,	Sept. 30,	Nine months ended Sept. 30
Millions of dollars	2010	2010 (b)	2009	2010 (c)	2009
Operating income	$448	$324	$132	$917	$100
EBITDA(R)	492	414	272	1,180	499
EBITDA(R) excluding LCM charges	518	585	N/A	1,377	N/A
LyondellBasell Industries
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(a)	For all periods prior to May 1, 2010, operating income and EBITDAR are calculated on a current cost inventory basis. For periods on and after May 1, 2010, operating income and EBITDA are calculated using the LIFO method of inventory accounting. See Table 8.

(b)	Represents the combined second quarter 2010 predecessor (April 1, 2010 — April 30, 2010) and successor (May 1, 2010 — June 30, 2010) periods. The predecessor and successor periods are not necessarily comparable in all respects. See Table 8 and endnote (1) of this release.

(c)	Represents the combined predecessor (Jan. 1, 2010 — April 30, 2010) and successor (May 1, 2010 — Sept. 30, 2010) periods for the first nine months of 2010. The predecessor and successor periods are not necessarily comparable in all respects. See Table 8 and endnote (1) of this release..
     Three months ended Sept. 30, 2010 versus three months ended June 30, 2010 — Excluding non-cash LCM inventory charges of $171 million and $26 million in the second quarter and third quarters 2010, respectively, underlying EBITDA declined by $67 million versus the second quarter 2010, as an average ethylene sales price decrease of approximately 10 cents per pound was partially offset by an approximately 2 cent per pound decline in the company’s average cost-of-ethylene-production metric (COE). Ethylene sales volume increased by approximately 130 million pounds compared to the second quarter 2010, as the scheduled maintenance turnaround at the Morris, Ill. facility was completed during the second quarter. Polyethylene (PE) results improved by approximately $75 million versus second quarter 2010 as PE benefitted from the lower ethylene price and additional production at Morris. Polypropylene results for the third quarter improved approximately $10 million. Total polyolefins sales volumes increased approximately 275 million pounds (14 percent) versus the second quarter with polyethylene sales accounting for the majority of the increase.
     Three months ended Sept. 30, 2010 versus three months ended Sept. 30, 2009 — Excluding a non-cash third-quarter 2010 LCM inventory charge of $26 million, O&P — Americas results improved significantly versus the third quarter 2009 as the average ethylene sales price increased approximately 7 cents per pound while the company’s COE remained relatively unchanged. Segment polyethylene results improved by approximately $10 million compared to third quarter 2009 based on an improved sales mix favoring domestic sales. Polypropylene results for the third quarter 2010 increased approximately $15 million versus third quarter 2009. Total polyolefins sales volumes increased approximately 100 million pounds (4 percent) versus the third quarter 2009. Increased polypropylene sales accounted for the majority of the sales volume increase.
Olefins & Polyolefins — Europe, Asia, International (O&P-EAI) — The primary products of this segment include ethylene, ethylene co-products (propylene and butadiene), polyethylene, polypropylene, global polypropylene compounds, Catalloy process resins and Polybutene-1 resins.
Table 4 — O&P-EAI Financial Overview (a)

	Three months ended
	Sept. 30,	June 30,	Sept. 30,	Nine months ended Sept. 30
Millions of dollars	2010	2010 (b)	2009	2010 (c)	2009
Operating income	$231	$158	$118	$460	$46
EBITDA(R)	289	252	186	693	290
EBITDA(R) excluding LCM charges	294	257	N/A	703	N/A
LyondellBasell Industries
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(a)	For all periods prior to May 1, 2010, operating income and EBITDAR are calculated on a current cost inventory basis. For periods on and after May 1, 2010, operating income and EBITDA are calculated using the LIFO method of inventory accounting. See Table 8.

(b)	Represents the combined second quarter 2010 predecessor (April 1, 2010 — April 30, 2010) and successor (May 1, 2010 — June 30, 2010) periods. The predecessor and successor periods are not necessarily comparable in all respects. See Table 8 and endnote (1) of this release.

(c)	Represents the combined predecessor (Jan. 1, 2010 — April 30, 2010) and successor (May 1, 2010 — Sept. 30, 2010) periods for the first nine months of 2010. The predecessor and successor periods are not necessarily comparable in all respects. See Table 8 and endnote (1) of this release.
     Three months ended Sept. 30, 2010 versus three months ended June 30, 2010 — Excluding non-cash LCM inventory charges of $5 million in each of the second and third quarters, EBITDA increased by $37 million versus the second quarter 2010. Higher olefins margins due to tight market conditions, caused in part by competitor outages and increased sales volumes due to the completion of the Berre olefins and polyolefins plant maintenance turnarounds during the second quarter, drove results higher. Higher polyolefins sales volumes of approximately 190 million pounds also contributed to the improved third-quarter results. Dividends received from joint ventures decreased by approximately $30 million as compared to the second quarter 2010.
     Three months ended Sept. 30, 2010 versus three months ended Sept. 30, 2009 — Excluding a non-cash LCM inventory charge of $5 million in the third quarter 2010, EBITDA increased $108 million versus the third quarter 2009. Improved olefins and polyolefins margins accounted for the majority of the improved performance. Volume growth in polypropylene and polypropylene compounding, due in large part to increased demand from the automotive sector, also contributed to the improvement.
Intermediates & Derivatives (I&D) — The primary products of this segment include propylene oxide (PO) and its co-products (styrene monomer, tertiary butyl alcohol, isobutylene and tertiary butyl hydroperoxide) and derivatives (propylene glycol, propylene glycol ethers and butanediol); acetyls, ethylene oxide and its derivatives, and flavors and fragrances chemicals.
Table 5 — I&D Financial Overview (a)

	Three months ended
	Sept. 30,	June 30,	Sept. 30,	Nine months ended Sept. 30
Millions of dollars	2010	2010 (b)	2009	2010 (c)	2009
Operating income	$207	$143	$72	$473	$191
EBITDA(R)	243	184	143	623	401
EBITDA(R) excluding LCM charges	243	209	N/A	648	N/A

(a)	For all periods prior to May 1, 2010, operating income and EBITDAR are calculated on a current cost inventory basis. For periods on and after May 1, 2010, operating income and EBITDA are calculated using the LIFO method of inventory accounting. See Table 8.

(b)	Represents the combined second quarter 2010 predecessor (April 1, 2010 — April 30, 2010) and successor (May 1, 2010 — June 30, 2010) periods. The predecessor and successor periods are not necessarily comparable in all respects. See Table 8 and endnote (1) of this release.

(c)	Represents the combined predecessor (Jan. 1, 2010 — April 30, 2010) and successor (May 1, 2010 — Sept. 30, 2010) periods for the first nine months of 2010. The predecessor and successor periods are not necessarily comparable in all respects. See Table 8 and endnote (1) of this release.
     Three months ended Sept. 30, 2010 versus three months ended June 30, 2010 — Excluding a non-cash LCM inventory charge of $25 million in the second quarter 2010, EBITDA improved by $34
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million versus the second quarter 2010. PO and PO derivatives results improved by approximately $50 million due to increased volumes and the benefit of price increases implemented in the second quarter that were realized in the third quarter. Intermediates results declined versus the second quarter 2010 due in part to operating problems within the ethylene oxide business, which have since been resolved.
     Three months ended Sept. 30, 2010 versus three months ended Sept. 30, 2009 — I&D results improved significantly in the third quarter 2010 compared to the third quarter 2009. PO and PO derivatives results improved by approximately $120 million due to higher sales volumes of PO derivatives and improved margins of most products. Intermediates results declined by approximately $15 million versus third quarter 2009 as a result of the ethylene oxide operating problems and lower styrene results.
Refining & Oxyfuels (R&O) — The primary products of this segment include gasoline, diesel fuel, heating oil, jet fuel, petrochemical raw materials, methyl tertiary butyl ether (MTBE) and ethyl tertiary butyl ether (ETBE).
Table 6 — R&O Financial Overview (a)

	Three months ended
	Sept. 30,	June 30,	Sept. 30,	Nine months ended Sept. 30
Millions of dollars	2010	2010 (b)	2009	2010 (c)	2009
Operating income (loss)	$83	$43	$(33)	$(2)	$(157)
EBITDA(R)	140	97	107	240	262
EBITDA(R) excluding LCM charges	141	229	N/A	373	N/A

(a)	For all periods prior to May 1, 2010, operating income and EBITDAR are calculated on a current cost inventory basis. For periods on and after May 1, 2010, operating income and EBITDA are calculated using the LIFO method of inventory accounting. See Table 8.

(b)	Represents the combined second quarter 2010 predecessor (April 1, 2010 — April 30, 2010) and successor (May 1, 2010 — June 30, 2010) periods. The predecessor and successor periods are not necessarily comparable in all respects. See Table 8 and endnote (1) of this release.

(c)	Represents the combined predecessor (Jan. 1, 2010 — April 30, 2010) and successor (May 1, 2010 — Sept. 30, 2010) periods for the first nine months of 2010. The predecessor and successor periods are not necessarily comparable in all respects. See Table 8 and endnote (1) of this release.
     Three months ended Sept. 30, 2010 versus three months ended June 30, 2010 — Excluding non-cash LCM inventory charges of $132 million and $1 million in the second-quarter and third-quarter 2010, respectively, EBITDA declined $88 million in the third quarter versus the second quarter 2010. Houston refinery performance declined by approximately $50 million. Crude volumes at the Houston refinery increased approximately 72,000 barrels per day compared to the second-quarter volumes which were low as a result of the May 17 crude unit fire. However, the average industry benchmark margin decreased approximately $4 per barrel during the quarter as gasoline and distillate spreads and the heavy crude differential all contracted. At the Berre refinery, industry benchmark margins decreased by approximately $1 per barrel, while volumes remained relatively unchanged. Oxyfuels results were relatively unchanged.
     Three months ended Sept. 30, 2010 versus three months ended Sept. 30, 2009 — Excluding a non-cash 2010 LCM inventory charge of $1 million in the third quarter 2010, segment EBITDA improved
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$34 million versus the third quarter 2009. At the Houston refinery, an increase in the industry benchmark margin of approximately $5 per barrel was the primary contributor to the improved results. Berre refinery results were relatively unchanged. Oxyfuels results declined from a very strong third quarter 2009 due to lower margins.
Technology Segment — The principal products of the Technology segment include polyolefin catalysts and production process technology licenses and related services.
Table 7 — Technology Financial Overview (a)

	Three months ended
	Sept. 30,	June 30,	Sept. 30,	Nine months ended Sept. 30
Millions of dollars	2010	2010 (b)	2009	2010 (c)	2009
Operating income (loss)	$38	$31	$31	$100	$148
EBITDA(R)	78	43	66	168	233
EBITDA(R) excluding LCM charges	78	43	N/A	168	N/A

(a)	For all periods prior to May 1, 2010, operating income and EBITDAR are calculated on a current cost inventory basis. For periods on and after May 1, 2010, operating income and EBITDA are calculated using the LIFO method of inventory accounting. See Table 8.

(b)	Represents the combined second quarter 2010 predecessor (April 1, 2010 — April 30, 2010) and successor (May 1, 2010 — June 30, 2010) periods. The predecessor and successor periods are not necessarily comparable in all respects. See Table 8 and endnote (1) of this release.

(c)	Represents the combined predecessor (Jan. 1, 2010 — April 30, 2010) and successor (May 1, 2010 — Sept. 30, 2010) periods for the first nine months of 2010. The predecessor and successor periods are not necessarily comparable in all respects. See Table 8 and endnote (1) of this release.
     Three months ended Sept. 30, 2010 versus three months ended June 30, 2010 — Results increased due to licensing and technology services improvement.
     Three months ended Sept. 30, 2010 versus three months ended Sept. 30, 2009 — Results increased due to licensing and technology services improvement.
Liquidity
     Company liquidity, which we define as cash and cash equivalents plus funds available through established lines of credit (less appropriate reserves and letters of credit), was approximately $6.1 billion at Sept. 30, 2010. The $6.1 billion of liquidity consisted of approximately $4.8 billion cash and approximately $1.2 billion of undrawn funds available through the $1.75 billion asset-based loan facility.
Capital Spending
Capital expenditures including maintenance turnaround and information technology related expenditures were $161 million during third quarter 2010, and $578 million for the first nine months of 2010.
CONFERENCE CALL
LyondellBasell Industries
www.lyondellbasell.com

     LyondellBasell will host a conference call today, Oct. 29, 2010, at 11:00 a.m. Eastern Time (ET). Participating on the call will be: Jim Gallogly, Chief Executive Officer; Kent Potter, Executive Vice President and Chief Financial Officer; Sergey Vasnetsov, Senior Vice President - Strategic Planning and Transactions; and Doug Pike, Vice President of Investor Relations. The toll-free dial-in number in the U.S. is 800-369-1176. For international numbers, please go to our website, www.lyondellbasell.com/teleconference, for a complete listing of toll-free numbers by country. The pass code for all numbers is 5300668.
     A replay of the call will be available from 2:00 p.m. ET Oct. 29 to 08:00 a.m. ET on Nov. 29. The dial-in numbers are 866-510-4832 (U.S.) and +1 203-369-1941 (international). The pass code for each is 6352.
     A copy of the slides that accompany the call will be available on our website at http://www.lyondellbasell.com/earnings.
ABOUT LYONDELLBASELL
     LyondellBasell (NYSE:LYB) is one of the world’s largest plastics, chemical and refining companies. The company manufactures products at 59 sites in 18 countries. LyondellBasell products and technologies are used to make items that improve the quality of life for people around the world including packaging, electronics, automotive components, home furnishings, construction materials and biofuels. More information about LyondellBasell can be found at www.lyondellbasell.com.
FORWARD-LOOKING STATEMENTS
     The statements in this release and the related teleconference relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, the ability to comply with the terms of our credit facilities and other financing arrangements; the costs and availability of financing; the ability to maintain adequate liquidity; the ability to implement business strategies; availability, cost and price volatility of raw materials and utilities; supply/demand balances; industry production capacities and operating rates; uncertainties associated with the U.S. and worldwide economies; legal, tax and environmental proceedings; cyclical nature of the chemical and refining industries; operating interruptions; current and potential governmental regulatory actions; terrorist acts; international political unrest; competitive products and pricing; technological developments; risks of doing business outside of the United States; access to capital markets; and other risk factors. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in our registration statements filed with the Securities and Exchange Commission, which are available at www.lyondellbasell.com/InvestorRelations.
(1) NON-GAAP MEASURES
LyondellBasell Industries
www.lyondellbasell.com

     This release makes reference to certain “non-GAAP” financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the company’s ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.
As a result of the company’s emergence from Chapter 11 bankruptcy and the application of fresh-start accounting, the company reported its second quarter financial information for a predecessor period ending on April 30, 2010, the date of emergence from bankruptcy, and a successor period after such date in accordance with GAAP. For purposes of this press release, we have presented “combined” results of operations for the second quarter 2010 and for the nine months ended Sept. 30, 2010. The combined results for the three months ended June 30, 2010 are the sum of (i) the predecessor period of April 1, 2010 through April 30, 2010 and (ii) the successor period of May 1, 2010 through June 30, 2010. For the nine months ended Sept. 30, 2010, the combined results are the sum of (i) the first four months of 2010, representing the predecessor and (ii) the five months ended September 30, 2010, representing the successor period. The results of operations on the combined basis are non-GAAP because they combine two separate reporting entities. We have included the combined financial information because we believe it gives investors a better understanding of the year-over-year and sequential quarter comparisons. The primary impacts of both the Company’s reorganization under Chapter 11 and the application of fresh-start accounting include (i) an increase in the value of inventory at April 30, 2010 required as a result of our emergence from Chapter 11 and the application of fresh-start accounting and a significant decrease from those values at June 30, 2010, as the market values of crude oil significantly decreased between those dates; (ii) lower depreciation and amortization expense in periods after April 30, 2010 as a result of the revaluation of assets in connection with fresh-start accounting; and (iii) lower interest expense in periods after April 30, 2010 as a result of the discharge of $9 billion of debt and the conversion of $9 billion of debt into equity as a result of the reorganization pursuant to Chapter 11. The significant decrease in inventory values at June 30, 2010 was a result of the application of U.S. GAAP; however, the amount of the decrease was exacerbated by the previous significant increase in values at April 30, 2010, when market values of crude oil had risen to annual highs. Inventory charges since the second quarter are required by U.S. GAAP and a result of changes in market values of crude oil.
     We also include certain other non-GAAP measures, such as EBITDAR and EBITDA. While we believe that EBITDAR and EBITDA are measures commonly used by investors, EBITDAR and EBITDA,
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as presented herein, may not be comparable to a similarly titled measure reported by other companies due to differences in the way the measure is calculated. For purposes of this release, EBITDAR means earnings before interest, taxes, depreciation, amortization and restructuring costs, as adjusted for certain unusual and non-recurring items such as impairment charges, reorganization items, the effect of mark-to-market accounting on our warrants and current cost inventory adjustments. EBITDA means earnings before interest, taxes, depreciation and amortization, as adjusted for the same items, to the extent applicable in the successor periods. EBITDAR and EBITDA both also include dividends from joint ventures. EBITDAR and EBITDA should not be considered as alternatives to profit or operating profit for any period as an indicator of our performance, or as alternatives to operating cash flows as a measure of our liquidity. Additionally, this release contains EBITDA(R), which represents a combined predecessor and successor periods when the predecessor period is adjusted for restructuring costs, therefore representing EBITDAR, and the successor period is not adjusted, because there were no restructuring costs, or any such costs are included in net income.
     Reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures are provided in the financial tables at the end of this release.
     Prior to emergence from Chapter 11, we utilized a combination of First-In, First-Out and Last-In, First-Out inventory methods for financial reporting. For purposes of evaluating segment results, management reviewed operating results using current cost, which approximates LIFO. As supplementary information, and for our segment reporting, we provide EBITDAR information on a current cost basis for periods prior to our emergence from Chapter 11. Since emergence from Chapter 11, we have utilized the LIFO inventory methodology and EBITDA information for periods after our emergence is on a LIFO basis. The combined financial results and measures that are disclosed in this press release, including EBITDAR and EBITDA, therefore use both current cost and LIFO methodologies.
     This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is unaudited and subject to change. LyondellBasell undertakes no obligation to update the information presented herein except to the extent required by law.
###
Source: LyondellBasell
Media Contact: David Harpole (713) 309-4125
Investor Contact: Doug Pike (713) 309-4590
LyondellBasell Industries
www.lyondellbasell.com

Table 8 — LyondellBasell Industries — Reconciliation of Segment Information to Consolidated Financial Information

	Predecessor
	2009
(Millions of dollars)	Q1	Q2	Q3	Q4	YTD

Sales and other operating revenues:(a)
Olefins and Polyolefins — Americas	$1,578	$2,037	$2,404	$2,595	$8,614
Olefins and Polyolefins — Europe, Asia, International	1,719	2,170	2,651	2,861	9,401
Intermediates and Derivatives	761	810	1,051	1,156	3,778
Refining and Oxyfuels	2,265	3,167	3,506	3,140	12,078
Technology	116	150	135	142	543
Other/elims	(539)	(835)	(1,135)	(1,077)	(3,586)

Total	$5,900	$7,499	$8,612	$8,817	$30,828

Operating income (loss): (a)
Olefins and Polyolefins — Americas	$(101)	$69	$132	$69	$169
Olefins and Polyolefins — Europe, Asia, International	(74)	2	118	(44)	2
Intermediates and Derivatives	78	41	72	59	250
Refining and Oxyfuels	(44)	(80)	(33)	(200)	(357)
Technology	50	67	31	62	210
Other	(9)	(28)	12	39	14
Current cost adjustment	(41)	18	88	(36)	29

Total	$(141)	$89	$420	$(51)	$317

Depreciation and amortization:
Olefins and Polyolefins — Americas	$121	$138	$135	$120	$514
Olefins and Polyolefins — Europe, Asia, International	70	98	62	86	316
Intermediates and Derivatives	69	68	69	70	276
Refining and Oxyfuels	137	142	139	139	557
Technology	16	31	35	18	100
Other	3	2	3	3	11

Total	$416	$479	$443	$436	$1,774

EBITDA(R): (a) (b)
Olefins and Polyolefins — Americas	$20	$207	$272	$244	$743
Olefins and Polyolefins — Europe, Asia, International	(5)	109	186	51	341
Intermediates and Derivatives	148	110	143	134	535
Refining and Oxyfuels	93	62	107	(7)	255
Technology	66	101	66	76	309
Other	68	(52)	9	28	53

Total EBITDAR	390	537	783	526	2,236

LCM and other inventory valuation adjustments	55	34	20	18	127

Total excluding LCM and other inventory valuation adjustments	$445	$571	$803	$544	$2,363

Capital, turnarounds and IT deferred spending:
Olefins and Polyolefins — Americas	$39	$31	$31	$68	$169
Olefins and Polyolefins — Europe, Asia, International	117	104	54	133	408
Intermediates and Derivatives	5	5	9	24	43
Refining and Oxyfuels	44	35	38	78	195
Technology	10	6	10	6	32
Other	2	3	2	1	8

Total	217	184	144	310	855
Deferred charges included above	(20)	(11)	(16)	(29)	(76)

Capital expenditures(c)	$197	$173	$128	$281	$779

(a)	For periods prior to May 1, 2010, Predecessor segment operating income and EBITDAR were determined on a current cost basis. For periods following May 1, 2010, Successor operating income and EBITDA were determined using the LIFO method of inventory accounting.

(b)	See Table 9 for a reconciliation of total EBITDAR excluding LCM and other inventory valuation adjustments to net income.

(c)	Deferred IT spending is excluded from capital expenditures for all periods presented. Turnarounds, which are classified as property, plant and equipment from May 1, 2010, were excluded from capital expenditures for periods prior to May 1, 2010.

Table 8 — LyondellBasell Industries — Reconciliation of Segment Information to Consolidated Financial Information

	Predecessor		Successor	Combined	Successor	Predecessor	Successor	Combined
	2010
		April 1 -	May 1 -			Jan. 1 -	May 1 -
(Millions of dollars)	Q1	April 30	June 30	Q2	Q3	April 30	Sept. 30	YTD

Sales and other operating revenues: (a)

Olefins and Polyolefins — Americas	$3,020	$1,163	$2,004	$3,167	$3,247	$4,183	$5,251	$9,434
Olefins and Polyolefins — Europe, Asia, International	3,119	1,066	2,140	3,206	3,247	4,105	5,387	9,492
Intermediates and Derivatives	1,316	504	940	1,444	1,453	1,820	2,393	4,213
Refining and Oxyfuels	3,415	1,333	2,403	3,736	3,867	4,748	6,270	11,018
Technology	110	35	75	110	157	145	232	377
Other/elims	(1,225)	(389)	(790)	(1,179)	(1,669)	(1,534)	(2,459)	(3,993)

Total	$9,755	$3,712	$6,772	$10,484	$10,302	$13,467	$17,074	$30,541

Operating income (loss):(a)
Olefins and Polyolefins — Americas	$145	$175	$149	$324	$448	$320	$597	$917
Olefins and Polyolefins — Europe, Asia, International	71	44	114	158	231	115	345	460
Intermediates and Derivatives	123	34	109	143	207	157	316	473
Refining and Oxyfuels	(128)	29	14	43	83	(99)	97	(2)
Technology	31	8	23	31	38	39	61	100
Other	(59)	18	13	31	(19)	(41)	(6)	(47)
Current cost adjustment	184	15	—	15	—	199	—	199

Total	$367	$323	$422	$745	$988	$690	$1,410	$2,100

Depreciation and amortization:
Olefins and Polyolefins — Americas	$119	$41	$51	$92	$42	$160	$93	$253
Olefins and Polyolefins — Europe, Asia, International	81	26	33	59	60	107	93	200
Intermediates and Derivatives	69	22	23	45	30	91	53	144
Refining and Oxyfuels	135	45	9	54	55	180	64	244
Technology	17	6	6	12	40	23	46	69
Other	3	1	7	8	(5)	4	2	6

Total	$424	$141	$129	$270	$222	$565	$351	$916

EBITDA(R): (a) (b)
Olefins and Polyolefins — Americas	$274	$216	$198	$414	$492	$490	$690	$1,180
Olefins and Polyolefins — Europe, Asia, International	152	78	174	252	289	230	463	693
Intermediates and Derivatives	196	56	128	184	243	252	371	623
Refining and Oxyfuels	3	76	21	97	140	79	161	240
Technology	47	14	29	43	78	61	107	168
Other	(32)	8	72	80	(44)	(24)	28	4

Total EBITDA(R)	640	448	622	1,070	1,198	1,088	1,820	2,908

LCM and other inventory valuation adjustments	—	—	333	333	32	—	365	365

Total excluding LCM and other inventory valuation adjustments	$640	$448	$955	$1,403	$1,230	$1,088	$2,185	$3,273

Capital, turnarounds and IT deferred spending:
Olefins and Polyolefins — Americas	$69	$20	$50	$70	$40	$89	$90	$179
Olefins and Polyolefins — Europe, Asia, International	59	43	31	74	32	102	63	165
Intermediates and Derivatives	7	5	5	10	39	12	44	56
Refining and Oxyfuels	64	15	22	37	34	79	56	135
Technology	10	2	3	5	7	12	10	22
Other	4	3	5	8	9	7	14	21

Total	213	88	116	204	161	301	277	578
Deferred charges included above	(74)	(1)	(3)	(4)	(8)	(75)	(11)	(86)

Capital expenditures(c)	$139	$87	$113	$200	$153	$226	$266	$492

(a)	For periods prior to May 1, 2010, Predecessor segment operating income and EBITDAR were determined on a current cost basis. For periods following May 1, 2010, Successor operating income and EBITDA were determined using the LIFO method of inventory accounting.

(b)	See Table 9 for a reconciliation of total EBITDAR excluding LCM and other inventory valuation adjustments to net income.

(c)	Deferred IT spending is excluded from capital expenditures for all periods presented. Turnarounds, which are classified as property, plant and equipment from May 1, 2010, were excluded from capital expenditures for periods prior to May 1, 2010.

Table 9 — LyondellBasell Industries — Reconciliation of EBITDAR to Net Income

	Predecessor
	2009
(Millions of dollars)	Q1	Q2	Q3	Q4	YTD
Segment EBITDAR:
Olefins and Polyolefins — Americas	$20	$207	$272	$244	$743
Olefins and Polyolefins — Europe, Asia, International	(5)	109	186	51	341
Intermediates and Derivatives	148	110	143	134	535
Refining and Oxyfuels	93	62	107	(7)	255
Technology	66	101	66	76	309
Other	68	(52)	9	28	53

Total EBITDAR (a)	390	537	783	526	2,236
LCM and other inventory valuation adjustments	55	34	20	18	127

Total EBITDAR excluding LCM and other inventory valuation adjustments	445	571	803	544	2,363

Add:
Income (loss) from equity investment	(20)	22	(168)	(15)	(181)
Unrealized foreign exchange (loss) gain	15	98	141	(61)	193
Deduct:
LCM and other inventory valuation adjustments	(55)	(34)	(20)	(18)	(127)
Depreciation and amortization	(416)	(479)	(443)	(436)	(1,774)
Impairment charge	—	(5)	—	(12)	(17)
Reorganization items	(948)	(124)	(928)	(961)	(2,961)
Interest expense, net	(425)	(498)	(441)	(413)	(1,777)
Joint venture dividends received	(2)	(7)	(12)	(5)	(26)
Benefit from income taxes	432	87	332	560	1,411
Fair value change in warrants	—	—	—	—	—
Current cost adjustment to inventory	(41)	18	88	(36)	29
Other	(2)	(2)	(3)	3	(4)

Net loss	(1,017)	(353)	(651)	(850)	(2,871)
Less: Net loss attributable to non-controlling interests	1	2	1	2	6

Net loss attributable to the Company	$(1,016)	$(351)	$(650)	$(848)	$(2,865)

Table 9 — LyondellBasell Industries — Reconciliation of EBITDAR to Net Income

	Predecessor		Successor	Combined	Successor	Predecessor	Successor	Combined
	2010
		April 1 —	May 1 —			January 1 —	May 1 —
(Millions of dollars)	Q1	April 30	June 30	Q2	Q3	April 30	Sept. 30	YTD
Segment EBITDA(R):
Olefins and Polyolefins — Americas	$274	$216	$198	$414	$492	$490	$690	$1,180
Olefins and Polyolefins — Europe, Asia, International	152	78	174	252	289	230	463	693
Intermediates and Derivatives	196	56	128	184	243	252	371	623
Refining and Oxyfuels	3	76	21	97	140	79	182	240
Technology	47	14	29	43	78	61	116	168
Other	(32)	8	72	80	(44)	(24)	28	4

Total EBITDA(R) (a)	640	448	622	1,070	1,198	1,088	1,892	2,908
LCM and other inventory valuation adjustments	—	—	333	333	32	—	365	365

Total EBITDA(R) excluding LCM and other inventory valuation adjustments	640	448	955	1,403	1,230	1,088	2,185	3,273

Add:
Income from equity investment	55	29	27	56	29	84	56	140
Unrealized foreign exchange loss	(202)	(62)	(14)	(76)	(7)	(264)	(21)	(285)
Deduct:
LCM and other inventory valuation adjustments	—	—	(333)	(333)	(32)	—	(365)	(365)
Depreciation and amortization	(424)	(141)	(129)	(270)	(222)	(565)	(351)	(916)
Impairment charge	(3)	(6)	—	(6)	—	(9)	—	(9)
Reorganization items	207	7,803	(8)	7,795	(13)	8,010	(21)	7,989
Interest expense, net	(409)	(299)	(120)	(419)	(186)	(708)	(306)	(1,014)
Joint venture dividends received	(13)	(5)	(28)	(33)	—	(18)	(28)	(46)
(Provision for) benefit from income taxes	(12)	705	(28)	677	(254)	693	(282)	411
Fair value change in warrants	—	—	17	17	(76)	—	(59)	(59)
Current cost adjustment to inventory	184	15	—	15	—	199	—	199
Other	(15)	9	8	17	(2)	(6)	6	—

Net income	8	8,496	347	8,843	467	8,504	915	9,318
Less: Net (income) loss attributable to non-controlling interests	2	58	(5)	53	7	60	2	62

Net income attributable to the Company	$10	$8,554	$342	$8,896	$474	$8,564	$816	$9,380

Table 10 — LyondellBasell Industries — Selected Segment Operating Information

	2009
	Q1	Q2	Q3	Q4	YTD

Olefins and Polyolefins — Americas
Volumes (million pounds)
Ethylene produced	1,988	2,094	2,037	2,010	8,129
Propylene produced	676	731	799	706	2,912
Polyethylene sold	1,236	1,342	1,505	1,416	5,499
Polypropylene sold	541	656	606	613	2,416
Market Prices
West Texas Intermediate crude oil (USD per barrel)	43.31	59.79	68.24	76.13	62.09
Natural gas (USD per million BTUs)	4.22	3.44	3.32	4.16	3.78
U.S. weighted average cost of ethylene production (cents/pound)	23.84	24.63	23.80	32.55	26.20
U.S. ethylene (cents/pound)	31.50	31.50	32.25	40.50	33.94
U.S. polyethylene [high density] (cents/pound)	59.67	65.00	69.33	72.00	66.50
U.S. propylene (cents/pound)	24.83	32.00	46.17	48.67	37.92
U.S. polypropylene [homopolymer] (cents/pound)	51.50	58.50	72.67	75.00	64.42

Olefins and Polyolefins — Europe, Asia, International
Volumes (million pounds)
Ethylene produced	785	926	924	868	3,503
Propylene produced	467	567	586	529	2,149
Polyethylene sold	1,117	1,234	1,260	1,416	5,027
Polypropylene sold	1,591	1,749	1,505	2,013	6,858
Market Prices
Western Europe weighted average cost of ethylene production (€0.01 per pound)	22.1	23.3	22.8	27.0	23.8
Western Europe ethylene (€0.01 per pound)	27.0	31.2	37.0	38.3	33.4
Western Europe polyethylene [high density] (€0.01 per pound)	37.5	39.9	47.2	47.0	42.9
Western Europe propylene (€0.01 per pound)	20.9	23.9	32.0	33.9	27.7
Western Europe polypropylene [homopolymer] (€0.01 per pound)	34.3	35.8	44.0	45.2	39.9

Intermediates and Derivatives
Volumes (million pounds)
Propylene oxide and derivatives	681	576	737	701	2,695
Ethylene oxide and derivatives	224	275	299	265	1,063
Styrene monomer	394	514	666	717	2,291
Acetyls	290	464	495	433	1,682
TBA intermediates	290	274	386	431	1,381

Refining and Oxyfuels
Volumes
Houston refining crude processing rate (thousands of barrels per day)	269	231	262	212	244
Berre refinery crude processing rate (thousands of barrels per day)	86	93	84	81	86
MTBE/ETBE sales volumes (million gallons)	205	220	243	163	831
Market margins
WTI - 2-1-1 (USD per barrel)	9.64	7.39	6.25	4.65	6.98
WTI — Maya (USD per barrel)	4.46	4.58	5.03	6.65	5.18
Urals 4-1-2-1 (USD per barrel)	6.96	5.69	5.10	4.52	5.57
ETBE — Northwest Europe (cents per gallon)	46.4	101.2	70.1	56.8	68.6

Source: CMAI, Bloomberg, LyondellBasell Industries

Table 10 — LyondellBasell Industries — Selected Segment Operating Information

	2010
	Q1	Q2	Q3	YTD

Olefins and Polyolefins — Americas
Volumes (million pounds)
Ethylene produced	2,019	1,998	2,184	6,201
Propylene produced	755	777	790	2,322
Polyethylene sold	1,339	1,265	1,517	4,121
Polypropylene sold	615	670	672	1,957
Market Prices
West Texas Intermediate crude oil (USD per barrel)	78.88	78.05	76.09	77.65
Natural gas (USD per million BTUs)	5.36	4.04	4.35	4.58
U.S. weighted average cost of ethylene production (cents/pound)	34.36	26.71	25.36	28.81
U.S. ethylene (cents/pound)	52.33	45.58	38.33	45.42
U.S. polyethylene [high density] (cents/pound)	83.33	84.00	77.67	81.67
U.S. propylene (cents/pound)	61.50	63.33	56.17	60.33
U.S. polypropylene [homopolymer] (cents/pound)	87.83	89.83	82.67	86.78

Olefins and Polyolefins — Europe, Asia, International
Volumes (million pounds)
Ethylene produced	861	842	994	2,697
Propylene produced	509	540	624	1,673
Polyethylene sold	1,364	1,230	1,316	3,910
Polypropylene sold	1,590	1,763	1,889	5,242
Market Prices
Western Europe weighted average cost of ethylene production (€0.01 per pound)	28.7	27.3	26.5	27.5
Western Europe ethylene (€0.01 per pound)	41.6	43.7	43.1	42.8
Western Europe polyethylene [high density] (€0.01 per pound)	51.4	53.8	52.4	52.5
Western Europe propylene (€0.01 per pound)	38.9	45.1	43.1	42.4
Western Europe polypropylene [homopolymer] (€0.01 per pound)	51.3	60.3	60.3	57.3

Intermediates and Derivatives
Volumes (million pounds)
Propylene oxide and derivatives	869	781	872	2,522
Ethylene oxide and derivatives	265	250	206	721
Styrene monomer	589	780	827	2,196
Acetyls	379	439	405	1,223
TBA intermediates	472	470	454	1,396

Refining and Oxyfuels
Volumes
Houston refining crude processing rate (thousands of barrels per day)	263	189	261	237
Berre refinery crude processing rate (thousands of barrels per day)	73	99	99	90
MTBE/ETBE sales volumes (million gallons)	189	236	248	673
Market margins
WTI — 2-1-1 (USD per barrel)	6.85	10.45	7.60	8.31
WTI — Maya (USD per barrel)	8.94	9.54	8.54	9.00
Urals 4-1-2-1 (USD per barrel)	5.91	7.33	5.89	6.32
ETBE — Northwest Europe (cents per gallon)	49.1	71.7	45.2	56.0

Source: CMAI, Bloomberg, LyondellBasell Industries

Table 11 — LyondellBasell Industries — Unaudited Income Statement Information

	Predecessor
	2009
(Millions of dollars, except per share data)	Q1	Q2	Q3	Q4	YTD

Sales and other operating revenues	$5,900	$7,499	$8,612	$8,817	$30,828
Cost of sales	5,792	7,158	7,956	8,610	29,516
Selling, general and administrative expenses	207	227	199	217	850
Research and development expenses	42	25	38	40	145

Operating income (loss)	(141)	89	419	(50)	317
Income (loss) from equity investments	(20)	22	(168)	(15)	(181)
Interest expense, net	(425)	(498)	(441)	(413)	(1,777)
Other income (expense), net	85	71	135	29	320

Income (loss) before income taxes and reorganization items	(501)	(316)	(55)	(449)	(1,321)
Reorganization items	(948)	(124)	(928)	(961)	(2,961)

Income (loss) before income taxes	(1,449)	(440)	(983)	(1,410)	(4,282)
Provision for (benefit from) income taxes	(432)	(87)	(332)	(560)	(1,411)

Net income (loss)	(1,017)	(353)	(651)	(850)	(2,871)
Less: Net (income) loss attributable to non-controlling interests	1	2	1	2	6

Net income (loss) attributable to the Company	$(1,016)	$(351)	$(650)	$(848)	$(2,865)

Table 11 — LyondellBasell Industries — Unaudited Income Statement Information

	Predecessor		Successor	Combined	Successor	Predecessor	Successor	Combined
	2010
		April 1 —	May 1 —			Jan. 1 —	May 1 —
(Millions of dollars, except per share data)	Q1	April 30	June 30	Q2	Q3	April 30	Sept. 30	YTD

Sales and other operating revenues	$9,755	$3,712	$6,772	$10,484	$10,302	$13,467	$17,074	$30,541
Cost of sales	9,130	3,284	6,198	9,482	9,075	12,414	15,273	27,687
Selling, general and administrative expenses	217	91	129	220	204	308	333	641
Research and development expenses	41	14	23	37	35	55	58	113

Operating income (loss)	367	323	422	745	988	690	1,410	2,100
Income (loss) from equity investments	55	29	27	56	29	84	56	140
Interest expense, net	(409)	(299)	(120)	(419)	(186)	(708)	(306)	(1,014)
Other income (expense), net	(200)	(65)	54	(11)	(97)	(265)	(43)	(308)

Income (loss) before income taxes and reorganization items	(187)	(12)	383	371	734	(199)	1,117	918
Reorganization Items	207	7,803	(8)	7,795	(13)	8,010	(21)	7,989

Income (loss) before income taxes	20	7,791	375	8,166	721	7,811	1,096	8,907
Provision for (benefit from) income taxes	12	(705)	28	(677)	254	(693)	282	(411)

Net income (loss)	8	8,496	347	8,843	467	8,504	814	9,318
Less: Net (income) loss attributable to non-controlling interests	2	58	(5)	53	7	60	2	62

Net income (loss) attributable to the Company	$10	$8,554	$342	$8,896	$474	$8,564	$816	$9,380

Table 12 — LyondellBasell Industries — Unaudited Cash Flow Information

	Predecessor
	2009
(Millions of dollars)	Q1	Q2	Q3	Q4	YTD

Cash flows from operating activities:

Net loss	$(1,017)	$(353)	$(651)	$(850)	$(2,871)
Adjustments:
Depreciation and amortization	416	479	443	436	1,774
Amortization of debt-related costs	98	144	136	128	506
Inventory valuation adjustment	55	34	20	18	127
Equity investments —
Equity (income) loss	20	(22)	168	15	181
Distributions of earnings	2	7	12	5	26
Deferred income taxes	(434)	(122)	(338)	(505)	(1,399)
Reorganization-related payments, net	(22)	(68)	(93)	(157)	(340)
Reorganization and fresh-start accounting adjustments, net	948	124	928	961	2,961
Payment of Claims under Plan of Reorganization
Unrealized foreign currency exchange (gain) loss	(15)	(98)	(141)	61	(193)
Changes in assets and liabilities:
Accounts receivable	332	(470)	(79)	88	(129)
Inventories	310	140	(211)	(279)	(40)
Accounts payable	(213)	193	(102)	221	99
Repayment of accounts receivable securitization facility	(503)	—	—	—	(503)
Prepaid expenses and other current assets	(107)	(189)	54	(87)	(329)
Other, net	(441)	(90)	17	(143)	(657)

Net cash provided by (used in) operating activities	(571)	(291)	163	(88)	(787)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(197)	(173)	(128)	(281)	(779)
Proceeds from insurance claims	16	56	—	48	120
Other	8	28	(16)	28	48

Net cash used in investing activities	(173)	(89)	(144)	(205)	(611)

Cash flows from financing activities:
Issuance of Class B common stock	—	—	—	—	—
Net borrowings (repayments) under debtor-in-possession facilities and notes	2,048	270	(145)	138	2,311
Net repayments under pre-petition revolving credit facilities	(766)	—	—	—	(766)
Net borrowings (repayments) under revolving credit facilities and other short-term debts	(539)	154	25	98	(262)
Net borrowings (repayments) under long-term debt	(49)	(5)	(9)	(5)	(68)
Payments of debt and equity issuance costs	(93)	—	—	—	(93)
Other	—	—	(25)	4	(21)

Net cash provided by (used in) financing activities	601	419	(154)	235	1,101

Effect of exchange rate changes on cash	(25)	17	8	(3)	(3)

Increase (decrease) in cash and cash equivalents	(168)	56	(127)	(61)	(300)
Cash and cash equivalents at beginning of period	858	690	746	619	858

Cash and cash equivalents at end of period	$690	$746	$619	$558	$558

Table 12 — LyondellBasell Industries — Unaudited Cash Flow Information

	Predecessor		Successor	Combined	Successor	Predecessor	Successor	Combined
	2010
		April 1 —	May 1 —			Jan. 1 —	May 1 —
(Millions of dollars)	Q1	April 30	June 30	Q2	Q3	April 30	Sept. 30	YTD
Cash flows from operating activities:

Net income	$8	$8,496	$347	$8,843	$467	$8,504	$814	$9,318
Adjustments:
Depreciation and amortization	424	141	129	270	222	565	351	916
Amortization of debt-related costs	106	201	5	206	10	307	15	322
Inventory valuation adjustment	—	—	333	333	32	—	365	365
Equity investments -								—
Equity (income) loss	(55)	(29)	(27)	(56)	(29)	(84)	(56)	(140)
Distributions of earnings	13	5	28	33	—	18	28	46
Deferred income taxes	(15)	(755)	(3)	(758)	188	(770)	185	(585)
Reorganization-related payments, net	(87)	(60)	(92)	(152)	(45)	(147)	(137)	(284)
Reorganization and fresh-start accounting adjustments, net	(207)	(7,803)	8	(7,795)	13	(8,010)	21	(7,989)
Payment of Claims under Plan of Reorganization	—	(260)	(183)	(443)	(14)	(260)	(197)	(457)
Unrealized foreign currency exchange loss	202	62	14	76	7	264	21	285
Changes in assets and liabilities:								—
Accounts receivable	(480)	(170)	139	(31)	(105)	(650)	34	(616)
Inventories	(384)	16	56	72	75	(368)	131	(237)
Accounts payable	122	127	226	353	(59)	249	167	416
Repayment of accounts receivable securitization facility	—	—	—	—	—	—	—	—
Prepaid expenses and other current assets	158	(111)	(8)	(119)	158	47	150	197
Other, net	(178)	(423)	132	(291)	205	(601)	337	(264)

Net cash provided by (used in) operating activities	(373)	(563)	1,104	541	1,125	(936)	2,229	1,293

Cash flows from investing activities:
Expenditures for property, plant and equipment	(139)	(87)	(113)	(200)	(153)	(226)	(266)	(492)
Proceeds from insurance claims	—	—	—	—	—	—	—	—
Other	12	1	4	5	(4)	13	—	13

Net cash used in investing activities	(127)	(86)	(109)	(195)	(157)	(213)	(266)	(479)

Cash flows from financing activities:
Issuance of Class B common stock	—	2,800	—	2,800	—	2,800	—	2,800
Net borrowings (repayments) under debtor-in-possession facilities and notes	522	(3,017)	—	(3,017)	—	(2,495)	—	(2,495)
Net repayments under pre-petition revolving credit facilities	—	—	—	—	—	—	—	—
Net borrowings (repayments) under revolving credit facilities and other short-term debts	(4)	36	130	166	(79)	32	51	83
Net borrowings (repayments) under long-term debt	(9)	3,242	—	3,242	—	3,233	—	3,233
Payments of debt and equity issuance costs	(13)	(240)	(2)	(242)	—	(253)	(2)	(255)
Other	(6)	4	5	9	(9)	(2)	(4)	(6)

Net cash provided by (used in) financing activities	490	2,825	133	2,958	(88)	3,315	45	3,360

Effect of exchange rate changes on cash	(11)	(2)	(86)	(88)	199	(13)	113	100

Increase (decrease) in cash and cash equivalents	(21)	2,174	1,042	3,216	1,079	2,153	2,121	4,274
Cash and cash equivalents at beginning of period	558	537	2,711	537	3,753	558	2,711	558

Cash and cash equivalents at end of period	$537	$2,711	$3,753	$3,753	$4,832	$2,711	$4,832	$4,832

Table 13 — LyondellBasell Industries — Unaudited Balance Sheet Information

	Predecessor
	2009
(Millions of dollars)	March 31	June 30	Sept. 30	Dec. 31

Cash and cash equivalents	$690	$746	$619	$558
Short-term investments	22	18	21	11
Accounts receivable, net	2,710	3,273	3,374	3,287
Inventories	2,872	2,755	2,984	3,277
Prepaid expenses and other current assets	921	1,284	979	1,133

Total current assets	7,215	8,076	7,977	8,266
Property, plant and equipment, net	15,372	15,351	15,299	15,152
Investments and long-term receivables:
Investment in PO joint ventures	942	934	943	922
Equity investments	1,093	1,148	1,014	1,085
Other investments and long-term receivables	84	85	90	112
Goodwill	—	—	—	—
Intangible assets, net	2,380	2,257	1,959	1,861
Other assets, net	344	324	361	363

Total assets	$27,430	$28,175	$27,643	$27,761

Current maturities of long-term debt	$10,483	$9,207	$501	$497
Short-term debt	5,613	5,995	5,912	6,182
Accounts payable	1,683	2,264	1,780	2,128
Accrued liabilities	1,488	1,388	1,387	1,390
Deferred income taxes	235	269	240	170

Total current liabilities	19,502	19,123	9,820	10,367
Long-term debt	304	302	307	305
Other liabilities	1,517	1,406	1,433	1,361
Deferred income taxes	2,745	2,706	2,472	2,081
Liabilities subject to compromise	10,466	12,019	21,636	22,494
Stockholders’ equity	(7,221)	(7,502)	(8,149)	(8,976)
Non-controlling interests	117	121	124	129

Total liabilities and stockholders’ equity	$27,430	$28,175	$27,643	$27,761

Table 13 — LyondellBasell Industries — Unaudited Balance Sheet Information

	Predecessor	Successor
	March 31,	June 30,	Sept. 30
(Millions of dollars)	2010	2010	2010
Cash and cash equivalents	$537	$3,753	$4,832
Short-term investments	2	—	—
Accounts receivable, net	3,642	3,533	3,800
Inventories	3,590	4,372	4,412
Prepaid expenses and other current assets	946	1,029	899

Total current assets	8,717	12,687	13,943
Property, plant and equipment, net	14,687	6,839	7,216
Investments and long-term receivables:
Investment in PO joint ventures	880	434	447
Equity investments	1,125	1,507	1,572
Other investments and long-term receivables	90	77	64
Goodwill	—	1,061	1,105
Intangible assets, net	1,748	1,427	1,411
Other assets, net	338	257	272

Total assets	$27,585	$24,289	$26,030

Current maturities of long-term debt	$487	$8	$8
Short-term debt	6,675	557	518
Accounts payable	2,213	2,526	2,562
Accrued liabilities	1,220	1,199	1,513
Deferred income taxes	163	444	446

Total current liabilities	10,758	4,734	5,047
Long-term debt	304	6,745	6,799
Other liabilities	1,317	2,013	2,086
Deferred income taxes	2,012	867	1,155
Liabilities subject to compromise	22,058	—	—
Stockholders’ equity	(8,975)	9,868	10,882
Non-controlling interests	111	62	61

Total liabilities and stockholders’ equity	$27,585	$24,289	$26,030